Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of urban-gro, Inc. of our report dated April 15, 2026 relating to the consolidated financial statements of urban-gro, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025 as of and for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: May 26, 2026

Place: Chennai, India